Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular, Inc.

781-425-1691

jpellegrino@lemaitre.com

LeMaitre Q4 2013 Record Sales of $17.9mm (+21%)

Q4 2013 Operating Income of $1.2mm (+26%)

BURLINGTON, MA, February 25, 2014 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q4 2013 and full-year 2013 financial results. The Company increased its dividend to $0.035/share and provided Q1 2014 and full-year 2014 guidance.

Q4 2013 sales were $17.9mm, an increase of 21% (+12% organic) over the prior year. Our recent Trivex acquisition added $1.1mm of sales in Q4 2013. Q4 2013 international sales increased 22%, the Americas 21%, and XenoSure 42%. Full-year 2013 sales were $64.5mm, an increase of 14% (+11% organic) over the prior year. In 2013 international sales increased 19%, the Americas 11%, and XenoSure 51%. Unit sales increased 10% in Q4 2013 and 8% in the full-year 2013.

Gross margin in Q4 2013 decreased to 66.7% from 70.5% in Q4 2012 due to lower margin international and XenoSure sales, the recently-acquired Clinical Instruments factory, and manufacturing inefficiencies. Higher ASPs partially offset these items.

Q4 2013 operating income grew 26% (+45% excluding ACA taxes) to $1.2mm. Full-year 2013 operating income grew 7% (+22% excluding ACA taxes) to $4.5mm. Q4 2013 net income grew 7% to $0.7mm, or $0.05 per diluted share. Full year net income grew 25% to $3.2mm ($0.20 per diluted share) in 2013.

George W. LeMaitre, Chairman and CEO commented, “In Q4 we grew our top- and bottom-line. Sales were up 21%, driven by Europe, China, XenoSure and Trivex, and operating income grew 45%. During Q4 we also continued to globalize, setting up shop in Australia and hiring our first Norwegian sales rep. We are now direct-to-hospital in 19 of the top 25 GDP per capita countries.”

Total operating expenses in Q4 2013 were $10.8mm vs. $9.5mm in the year earlier quarter. The 13% increase was driven by administrative expenses, higher sales-force costs and Affordable Care Act taxes. The Company ended Q4 2013 with 85 sales reps, up from 81 at the end of Q4 2012.

Cash and marketable securities were $14.7mm at December 31, 2013, a $1.1mm quarterly increase driven primarily by cash from operations and management’s exercise of stock options.

Quarterly Dividend

On February 20, 2014, the Company’s Board of Directors approved an increased quarterly dividend of $0.035/share of common stock. The dividend will be paid April 3, 2014 to shareholders of record on March 20, 2014.

Business Outlook

The Company expects Q1 2014 sales of $17.1mm (+11% vs. Q1 2013), and operating income of $0.6mm (4% operating margin). For the full-year 2014 the Company expects sales of $70.2mm (+9% vs. 2013), and operating income of $5.5mm (8% operating margin). For the full year 2014 the Company expects XenoSure sales of $10.3mm (+33% vs. 2013).

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 877-474-9506 (+1 857-244-7559 for international callers), using pass-code 32963944. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP (“organic”) results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre, XenoSure, TRIVEX and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales and growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and other events, as well as non-GAAP operating income after adjusting for the impact of Affordable Care Act taxes. The Company refers to this calculation of non-GAAP sales amounts and percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and non-GAAP operating income after adjusting for the impact of Affordable Care act taxes to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q1 2014 and 2014 sales and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company experiences increased expense, production delays or quality difficulties in the transition of the XenoSure manufacturing operations; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2013	December 31, 2012
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$14,711	$16,448
Accounts receivable, net	10,590	9,048
Inventories	13,255	10,859
Other current assets	3,169	2,776

Total current assets	41,725	39,131

Property and equipment, net	5,810	4,544
Goodwill	15,031	13,749
Other intangibles, net	6,144	5,191
Deferred tax assets	1,615	273
Other assets	167	172

Total assets	$70,492	$63,060

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,235	$1,060
Accrued expenses	7,993	6,777
Acquisition-related obligations	992	557

Total current liabilities	10,220	8,394

Deferred tax liabilities	3,461	1,673
Other long-term liabilities	249	105

Total liabilities	13,930	10,172

Stockholders’ equity
Common stock	170	165
Additional paid-in capital	65,354	64,694
Accumulated deficit	(667)	(3,869)
Accumulated other comprehensive loss	(253)	(433)
Treasury stock	(8,042)	(7,669)

Total stockholders’ equity	56,562	52,888

Total liabilities and stockholders’ equity	$70,492	$63,060

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net sales	$17,916	$14,801	$64,549	$56,735
Cost of sales	5,960	4,363	19,434	15,867

Gross profit	11,956	10,438	45,115	40,868

Operating expenses:
Sales and marketing	5,865	5,501	22,143	20,811
General and administrative	3,345	2,696	12,576	10,973
Research and development	1,402	1,561	5,243	5,092
(Gain) loss on divestitures	—	(250)	—	(248)
Medical device excise tax	172	—	635	—

Total operating expenses	10,784	9,508	40,597	36,628

Income from operations	1,172	930	4,518	4,240

Other income (loss):
Interest income (expense), net	6	9	(8)	77
Other income (loss), net	(80)	(84)	(182)	(324)

Total other income (loss), net	(74)	(75)	(190)	(247)

Income before income taxes	1,098	855	4,328	3,993

Provision for income taxes	352	157	1,126	1,422

Net income	$746	$698	$3,202	$2,571

Net income per share of common stock:
Basic	$0.05	$0.05	$0.21	$0.17

Diluted	$0.05	$0.04	$0.20	$0.16

Weighted average shares outstanding:
Basic	15,455	15,154	15,317	15,194

Diluted	15,921	15,597	15,764	15,638

Cash dividends declared per common share	$0.030	$0.025	$0.120	$0.100

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2013		December 31, 2012		December 31, 2013		December 31, 2012
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$11,876	66%	$9,844	67%	$42,657	66%	$38,273	67%
International	6,040	34%	4,957	33%	21,892	34%	18,462	33%

Total Net Sales	$17,916	100%	$14,801	100%	$64,549	100%	$56,735	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2013
Net sales as reported	$17,916
Impact of currency exchange rate fluctuations	(80)
Net impact of acquisitions and distributed sales excluding currency	(1,244)

Adjusted net sales		$16,592

For the three months ending December 31, 2012
Net sales as reported		$14,801

Adjusted net sales increase for the three months ending December 31, 2013		$1,791	12%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2013
Net sales as reported	$64,549
Impact of currency exchange rate fluctuations	(21)
Net impact of acquisitions and distributed sales exluding currency	(1,532)

Adjusted net sales		$62,996

For the year ending December 31, 2012
Net sales as reported		$56,735

Adjusted net sales increase for the year ending December 31, 2013		$6,261	11%

	For the three months ended		For the year ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Reconciliation between GAAP and Non-GAAP income from operations
Income from operations, as reported	$1,172	$930	$4,518	$4,240
Medical device excise tax	172	—	635	—

Adjusted income from operations	$1,344	$930	$5,153	$4,240

Adjusted income from operations growth	45%		22%